Exhibit 99.1
Penske Automotive Group, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On June 30, 2011, smart USA Distributor, LLC, a wholly owned subsidiary of Penske Automotive Group, Inc., completed the sale of certain assets and the transfer of certain liabilities relating to the distribution rights, management, sales and marketing activities of smart USA (the “smart USA Distribution business”) to Daimler Vehicle Innovations LLC (“DVI”), a wholly owned subsidiary of Mercedes-Benz USA. The aggregate cash purchase price was approximately $44.5 million. This amount includes reimbursement of certain operating and wind-down costs of smart USA.
The following unaudited pro forma condensed consolidated financial statements reflect the disposition of the Company’s smart USA Distribution business. The unaudited Pro Forma Condensed Consolidated Statements of Income for the years ended December 31, 2010, 2009 and 2008, give effect to the disposition as if it had occurred on January 1, 2010, 2009 and 2008, respectively.
Caution Concerning Assumptions
This pro forma financial information is based on assumptions. These pro forma financial statements should be evaluated together with additional information about the Company’s business, markets, conditions and other uncertainties, which could affect the Company’s future performance, which are contained in the Company’s Form 10-K for the year ended December 31, 2010, and its other filings with the Securities and Exchange Commission (“SEC”). This pro forma financial information speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

PENSKE AUTOMOTIVE GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
DECEMBER 31, 2010
UNAUDITED

	Historical
	Penske Automotive		Pro Forma
	Group, Inc.	Disposition	Combined

Revenue	$10,713,585	$(50,959)	$10,662,626
Cost of sales	9,012,037	(45,866)	8,966,171

Gross profit	1,701,548	(5,093)	1,696,455
Selling, general and administrative expenses	1,411,814	(25,334)	1,386,480
Depreciation and amortization	48,884	(803)	48,081

Operating income	240,850	21,044	261,894
Floor plan interest expense	(34,981)	588	(34,393)
Other interest expense	(49,267)	—	(49,267)
Debt discount amortization	(8,637)	—	(8,637)
Equity in earnings of affiliates	20,569	—	20,569
Gain on debt repurchase	1,634	—	1,634

Income from continuing operations before income taxes	170,168	21,632	191,800
Income taxes	(57,912)	(7,752)	(65,664)

Income from continuing operations	112,256	13,880	126,136
Less: Income attributable to non-controlling interests	1,066	—	1,066

Income from continuing operations attributable to Penske Automotive Group common shareholders	$111,190	$13,880	$125,070

Income from continuing operations attributable to Penske Automotive Group common shareholders per common share:
Basic	$1.21		$1.36

Diluted	$1.21		$1.36

Shares used in determining basic earnings per share
Weighted average shares outstanding
Basic	92,018		92,018

Diluted	92,091		92,091

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PENSKE AUTOMOTIVE GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
DECEMBER 31, 2009
UNAUDITED

	Historical
	Penske Automotive		Pro Forma
	Group, Inc.	Disposition	Combined

Revenue	$9,504,156	$(179,083)	$9,325,073
Cost of sales	7,926,180	(160,233)	7,765,947

Gross profit	1,577,976	(18,850)	1,559,126
Selling, general and administrative expenses	1,315,225	(16,310)	1,298,915
Depreciation and amortization	54,234	(702)	53,532

Operating income (loss)	208,517	(1,838)	206,679
Floor plan interest expense	(35,552)	768	(34,784)
Other interest expense	(55,201)	—	(55,201)
Debt discount amortization	(13,043)	—	(13,043)
Equity in earnings of affiliates	13,808	—	13,808
Gain on debt repurchase	10,429	—	10,429

Income (loss) from continuing operations before income taxes	128,958	(1,070)	127,888
Income taxes	(45,200)	424	(44,776)

Income (loss) from continuing operations	83,758	(646)	83,112
Less: Income attributable to non-controlling interests	459	—	459

Income from continuing operations attributable to Penske Automotive Group common shareholders	$83,299	$(646)	$82,653

Income from continuing operations attributable to Penske Automotive Group common shareholders per common share:
Basic	$0.91		$0.90

Diluted	$0.91		$0.90

Shares used in determining basic earnings per share
Weighted average shares outstanding
Basic	91,557		91,557

Diluted	91,653		91,653

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PENSKE AUTOMOTIVE GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
DECEMBER 31, 2008
UNAUDITED

	Historical
	Penske Automotive		Pro Forma
	Group, Inc.	Disposition	Combined

Revenue	$11,637,136	$(348,809)	$11,288,327
Cost of sales	9,846,932	(294,537)	9,552,395

Gross profit	1,790,204	(54,272)	1,735,932
Selling, general and administrative expenses	1,493,903	(16,450)	1,477,453
Intangible impairments	643,459	—	643,459
Depreciation and amortization	53,877	(402)	53,475

Operating loss	(401,035)	(37,420)	(438,455)
Floor plan interest expense	(64,188)	667	(63,521)
Other interest expense	(54,504)	—	(54,504)
Debt discount amortization	(13,984)	—	(13,984)
Equity in earnings of affiliates	16,513	—	16,513

Loss from continuing operations before income taxes	(517,198)	(36,753)	(553,951)
Income taxes	105,741	14,537	120,278

Loss from continuing operations	(411,457)	(22,216)	(433,673)
Less: Income attributable to non-controlling interests	1,133	—	1,133

Loss from continuing operations attributable to Penske Automotive Group common shareholders	$(412,590)	$(22,216)	$(434,806)

Loss from continuing operations attributable to Penske Automotive Group common shareholders per common share:
Basic	$(4.39)		$(4.63)

Diluted	$(4.39)		$(4.63)

Shares used in determining basic earnings per share
Weighted average shares outstanding
Basic	93,958		93,958

Diluted	93,958		93,958

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Penske Automotive Group, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated financial statements reflect the disposition of the Company’s smart USA Distribution business. The unaudited Pro Forma Condensed Consolidated Statements of Income for the years ended December 31, 2010, 2009 and 2008, give effect to the disposition as if it had occurred on January 1, 2010, 2009 and 2008, respectively.
The interim financial statements included in the Company’s March 31, 2011 Form 10-Q reflected this business as a discontinued operation and those statements require no pro forma adjustments for the disposition of the smart USA Distribution business. $44.5 million of proceeds were received from the sale of the smart USA Distribution business and the resulting discontinued operations impact on the Company’s Retained Earnings was deemed immaterial.
The unaudited pro forma condensed consolidated financial information is based upon the historical consolidated financial statements and notes thereto of Penske Automotive Group, Inc. included in the Company’s Form 10-K for the year ended December 31, 2010 and should be read in conjunction with such historical financial statements and the accompanying notes.
The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the disposition had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of the Company.